Exhibit 99.1

Investor Contact: Robert Jaffe rjaffe@rjaffeco.com 424.288.4098

NANTHEALTH REPORTS 2018 SECOND-QUARTER FINANCIAL RESULTS

•	Liquid GPS® Successfully Launched in Q2

•	Total Revenue in Q2 was $22.0 Million

◦	Revenue in 2017 Q2 included a large completed Connected Care device implementation of approximately $4 million, benefiting prior period revenue of $23.5 million

◦	SaaS revenue of $16.2 million in Q2, up 9% from $14.9 million in prior year Q2

◦	In June 2018, introduced two SaaS products on the NaviNet Platform

•	Molecular Analysis Q2 Revenue Grew 105% to $0.9 Million from $0.5 Million in Prior Year

◦	908 total tests ordered in Q2, including 642 GPS Cancer and 266 Liquid GPS Tests

◦	Liquid molecular analyses initiated for 53 subjects enrolled in QUILT clinical studies sponsored by Nant affiliated entities under a pilot annual subscription program

•	Secured $100 Million Line of Credit from NantCapital, Providing Additional Strength and Flexibility to the NantHealth Balance Sheet

Culver City, Calif. - August 9, 2018 - NantHealth, Inc. (NASDAQ-GS: NH), a next-generation, evidence-based, personalized healthcare company, today reported financial results for its second quarter ended June 30, 2018.

Molecular Analysis - Highlights

•
In Q2 2018, at AHIP, the company’s Chief Medical Officer, Sandeep Reddy, M.D., and Vice President of Sales, Kristin Lee, presented “Demystifying the Convergence of Precision Medicine and Value-Based Care,” which highlights the challenges and opportunities posed by precision medicine and value-based care and how health plans can navigate their convergence

•	In Q2 2018, at ASCO:

◦	Launched Liquid GPS®, a powerful next-generation tool for blood-based tumor profiling and quantitative monitoring

◦
Co-presented, with Shumei Kato, M.D., and Razelle Kurzrock, M.D., both at the University of California San Diego, data on next-generation sequencing of paired DNA and RNA analysis in patients with rare cancers

◦	Co-presented data on three-fold overestimation of tumor mutation burden (TMB) using a 248 gene list as a panel to impute TMB

◦	Co-presented, with Sumanta Pal, M.D., at City of Hope, findings on how targeting immune checkpoints can improve clinical trial design across a variety of tumor types

◦	Co-presented findings on how 17 percent of DNA next generation sequencing (NGS) 50 gene panel variants are not expressed in RNA sequencing

•	Commercially Launched the Precision Insights Portal: GPS and Eviti

◦
Precision Insights Portal is a web-based application for molecular test ordering and results and the only solution available to blend guidelines-based regimen information powered by Eviti with personalized insights from GPS Cancer

“The newest generation of clinical trials in immune oncology focus on novel checkpoint targets, T cells, and NK cells and NantHealth’s liquid tumor profiling service provides unparalleled data on quantitative expression of these and other related targets,” said Dr. Reddy. “Circulating cell-free RNA is the newest frontier in the liquid biopsy field and NantHealth is proud to lead the way in these clinical trials.”

Software and Services Highlights:

•	Payer Engagement (NaviNet):

◦	In Q2 2018, closed a SaaS contract with major east coast-based health plan -- expected to be a significant revenue contributor to the Payer Engagement business

◦
In June 2018, launched Provider Initiated Document Exchange, which streamlines and automates the delivery of information between providers and payers; and, Authorizations Appeals, a product for automating the authorizations appeals process

•	Clinical Decision Support (Eviti):

◦
Developed and deployed the Precision Insights Portal, the only solution available to blend guidelines-based regimen information powered by Eviti, with personalized insights from GPS Cancer, as mentioned above

◦
Software release 7.0 successfully launched in May, with expanded policy guidance information for radiation oncology and drug management of high cost/abuse drugs, differentiating Eviti from the competition on standard of care policy guidance

•	Connected Care:

◦	In Q2 2018, showcased medical device integration (MDI) product portfolio (including DeviceConX™, VitalsConX and HBox®) at Vitalis, the largest e-health event in Scandinavia

“Our Software as a Service business continued to generate solid year over year revenue growth,” said Paul Holt, Chief Financial Officer of NantHealth. “Looking ahead, we are optimistic about several significant opportunities in our SaaS and software sales pipelines and the potential of our recently launched products.”

Business and Financial Highlights
The company adopted a new revenue recognition standard on January 1, 2018. Please note that the financial results presented below include both amounts “as presented,” which reflect implementation of the new revenue recognition standard, as well as amounts prior to the impact of the new revenue recognition standard to allow for comparability against historical results. Starting in fiscal year 2019, the company will no longer present its GAAP and Non-GAAP financial results under the previous revenue recognition standard. For additional information and reconciliations of our financial results between the new and previous revenue recognition standard, see the additional tables included in this press release and in the company’s Form 10-Q to be filed with the Securities and Exchange Commission.

For the 2018 second quarter, total net revenue as presented was $22.0 million. Total 2018 second quarter net revenue prior to the impact of the new revenue recognition standard decreased 10% to $21.2 million from $23.5 million in 2017 second quarter. The prior year quarter included approximately $4.0 million in revenue recognized from the completion of a large implementation. Gross profit as presented was $11.5 million, or 52% of total net revenue. Gross profit prior to the impact of the new revenue recognition standard was $10.7 million, or 50% of total net revenue, compared with $13.9 million, or 59% of total net revenue, for the prior-year second quarter. Selling, general and administrative (SG&A) expenses as presented were $18.4 million. SG&A prior to the impact of the new revenue recognition standard was $18.4 million compared with $19.2 million in 2017 second quarter. Research and development (R&D) expenses as presented decreased to $5.9 million from $8.4 million; the new revenue recognition standard did not impact R&D expenses.

Net loss from continuing operations, net of tax, as presented was $21.8 million, or $0.20 per share. Net loss from continuing operations, net of tax, prior to the impact of the new revenue recognition standard narrowed to $22.5 million, or $0.21 per share, from $57.7 million, or $0.48 per share for the 2017 second quarter. Loss from discontinued operations, net of tax, as presented was $1.6 million, or $0.01 per share, compared with $12.4 million, or $0.10 per share; the new revenue recognition standard did not impact loss from discontinued operations. Net loss as presented was $23.4 million, or $0.21 per share. Net loss prior to the impact of the new revenue recognition standard was $24.1 million, or $0.22 per share, compared with $70.1 million, or $0.58 per share, for 2017 second quarter.

For the 2018 second quarter, on a non-GAAP basis, adjusted net loss from continuing operations as presented was $11.1 million, or $0.10 per share, for the 2018 second quarter. On a non-GAAP basis, adjusted net loss from continuing operations prior to the impact of the new revenue recognition standard was $11.8 million, or $0.11 per share, compared with $13.1 million, or $0.11 per share, for the 2017 second quarter.

In August 2017, NantHealth sold its provider/patient engagement assets to Allscripts to focus on core competencies and accelerate the plan to achieve profitability. As a result, the company has classified the current and prior period operating results of its provider/patient engagement business as discontinued operations. All results presented below represent the company’s continuing operations.

Conference Call Information and Forward-Looking Statements
Later today, the company will host a conference call at 1:30 p.m. PT (4:30 p.m. ET) to review its results of operations for the second quarter ended June 30, 2018. The conference call will be available to interested parties by dialing 844-309-3709 from the U.S. or Canada, or 281-962-4864 from international locations, passcode 3132409. The call will be broadcast via the Internet at www.nanthealth.com. Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software. A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding topics such as the company’s financial status and performance, regulatory and operational developments, and other comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures
This news release contains references to Non-GAAP financial measures, including adjusted net loss and adjusted net loss per share, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business. Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods. Other companies may define these measures in different ways. Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP. Non-GAAP per share numbers are calculated based on one class of common stock and do not incorporate the effects, if any, of using the two-class method.

About NantHealth, Inc.
NantHealth, Inc., a member of the NantWorks ecosystem of companies, is a next-generation, evidence-based, personalized healthcare company enabling improved patient outcomes and more effective treatment decisions for critical illnesses. NantHealth's unique systems-based approach to personalized healthcare applies novel diagnostics tailored to the specific molecular profiles of patient tissue and integrates this molecular data in a clinical setting with large-scale, real-time biometric signal and phenotypic data to track patient outcomes and deliver precision medicine. For nearly a decade, NantHealth has developed an adaptive learning system that integrates our unique molecular profiling solution, software and hardware. Our system infrastructure collects, indexes, analyzes and interprets billions of molecular, clinical, operational and financial data points derived from novel and traditional sources to continuously improve decision-making and optimize our clinical pathways and decision algorithms over time. For more information please visit https://www.nanthealth.com/.

About GPS Cancer®
GPS Cancer® is a unique, comprehensive test available through NantHealth. GPS Cancer integrates tumor/normal DNA and RNA sequencing, with enhanced expression analysis and bioinformatics of complex biologic pathway systems, providing oncologists with a comprehensive molecular profile of a patient’s cancer to inform personalized treatment strategies. GPS Cancer testing is conducted in CLIA-certified and CAP-accredited laboratories. For more information, visit https://www.nanthealth.com/gps-cancer/.

About Liquid GPS®
Liquid GPS is a blood-based molecular test that provides oncologists with a powerful tool for noninvasive tumor profiling and quantitative monitoring of treatment response. Liquid GPS looks beyond cfDNA to cfRNA, which allows profiling and trending of actionable biomarkers that cannot be assessed through cfDNA alone. In addition to providing molecular insight into key guidelines-based biomarkers (e.g., EGFR, ALK, ROS1, KRAS), this powerful RNA-based approach enables a variety of capabilities and applications not typically available from a liquid biopsy test.  For more information, visit https://www.nanthealth.com/liquid-gps/.

news release contains certain statements of a forward-looking nature relating to future events or future business performance. Forward-looking statements can be identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. Risks and uncertainties include, but are not limited to: our ability to successfully integrate a complex learning system to address a wide range of healthcare issues; our ability to successfully amass the requisite data to achieve maximum network effects; appropriately allocating financial and human resources across a broad array of product and service offerings; raising additional capital as necessary to fund our operations; achieving significant commercial market acceptance for our sequencing and molecular analysis solutions; establish relationships with, key thought leaders or payers’ key decision makers in order to establish GPS Cancer as a standard of care for patients with cancer; our ability to grow the market for our Systems Infrastructure, and applications; successfully enhancing our Systems Infrastructure and applications to achieve market acceptance and keep pace with technological developments; customer concentration; competition; security breaches; bandwidth limitations; our ability to continue our relationship with NantOmics; our ability to obtain regulatory approvals; dependence upon senior management; the need to comply with and meet applicable laws and regulations; unexpected adverse events; clinical adoption and market acceptance of GPS Cancer; and anticipated cost savings. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our reports filed with the Securities and Exchange Commission.

FINANCIAL TABLES FOLLOW

NantHealth, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except share and per share amounts)

	June 30, 2018	December 31, 2017
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$29,409	$61,660
Accounts receivable, net	18,968	11,491
Inventories	731	839
Deferred implementation costs	11	1,960
Related party receivables, net	860	585
Prepaid expenses and other current assets	6,225	5,358
Total current assets	56,204	81,893
Property, plant, and equipment, net	24,366	18,517
Deferred implementation costs, net of current	4	3,951
Goodwill	115,930	114,625
Intangible assets, net	69,278	69,424
Investment in related party	142,203	156,863
Related party receivable, net of current	1,915	1,727
Other assets	1,874	2,195
Total assets	$411,774	$449,195

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$4,881	$3,164
Accrued and other current liabilities	11,767	18,134
Deferred revenue	15,218	10,057
Related party payables, net	5,618	4,504
Total current liabilities	37,484	35,859
Deferred revenue, net of current	8,108	7,126
Related party liabilities	14,575	11,500
Related party promissory note	112,666	112,666
Related party convertible note, net	8,156	7,947
Convertible notes, net	77,065	74,845
Other liabilities	5,599	5,950
Total liabilities	263,653	255,893

Stockholders' equity
Common stock, $0.0001 par value per share, 750,000,000 shares authorized; 109,385,560 and 108,383,602 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively (including 3,490 shares of restricted stock)	11	10
Additional paid-in capital	885,887	886,669
Accumulated deficit	(737,535)	(693,233)
Accumulated other comprehensive loss	(242)	(144)
Total stockholders' equity	148,121	193,302
Total liabilities and stockholders' equity	$411,774	$449,195

NantHealth, Inc.
Condensed Consolidated Statements of Operations
(Dollars in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Total net revenue	$22,047	$23,514	$44,311	$42,618

Total cost of revenue	10,582	9,652	21,651	21,170
Gross Profit	11,465	13,862	22,660	21,448

Operating Expenses:
Selling, general and administrative	18,388	19,225	39,122	36,660
Research and development	5,889	8,376	11,040	17,302
Amortization of acquisition-related assets	1,054	1,054	2,108	2,108
Total operating expenses	25,331	28,655	52,270	56,070

Loss from operations	(13,866)	(14,793)	(29,610)	(34,622)
Interest expense, net	(4,262)	(4,013)	(8,460)	(7,982)
Other income (expense), net	(1,334)	13	(1,154)	248
Loss from related party equity method investment, including impairment	(2,945)	(38,885)	(6,206)	(43,411)
Loss from continuing operations before income taxes	(22,407)	(57,678)	(45,430)	(85,767)
(Benefit from) provision for income taxes	(601)	18	(1,651)	55
Net loss from continuing operations	(21,806)	(57,696)	(43,779)	(85,822)
Loss from discontinued operations, net of tax	(1,591)	(12,368)	(1,785)	(25,357)
Net loss	$(23,397)	$(70,064)	$(45,564)	$(111,179)

Net loss per share:
Continuing operations
Basic and diluted - common stock	$(0.20)	$(0.48)	$(0.40)	$(0.71)

Discontinued operations
Basic and diluted - common stock	$(0.01)	$(0.10)	$(0.02)	$(0.20)

Total net income (loss) per share
Basic and diluted - common stock	$(0.21)	$(0.58)	$(0.42)	$(0.91)

Weighted average shares outstanding:
Basic and diluted - common stock	109,120,438	121,756,108	108,851,348	121,687,454

NantHealth, Inc.
Condensed Consolidated Statements of Operations
Reconciliation of results under ASC 606 and ASC 605
(Dollars in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30, 2018
	As Reported	Adjustments due to ASC 606[1]	Without new Revenue Standard

Total net revenue	$22,047	$(821)	$21,226

Total cost of revenue	10,582	(47)	10,535
Gross Profit	11,465	(774)	10,691

Operating Expenses:
Selling, general and administrative	18,388	11	18,399
Research and development	5,889	—	5,889
Amortization of acquisition-related assets	1,054	—	1,054
Total operating expenses	25,331	11	25,342

Loss from operations	(13,866)	(785)	(14,651)
Interest expense, net	(4,262)	—	(4,262)
Other income (expense), net	(1,334)	—	(1,334)
Loss from related party equity method investment, including impairment	(2,945)	—	(2,945)
Loss from continuing operations before income taxes	(22,407)	(785)	(23,192)
(Benefit from) provision for income taxes	(601)	(120)	(721)
Net loss from continuing operations	(21,806)	(665)	(22,471)
Loss from discontinued operations, net of tax	(1,591)	—	(1,591)
Net loss	$(23,397)	$(665)	$(24,062)

Net loss per share:
Basic and diluted - common stock	$(0.21)	$(0.01)	$(0.22)

Weighted average shares outstanding:
Basic and diluted - common stock	109,120,438		109,120,438

1 Financial Accounting Standards Board, ASC 606 Revenue from contracts with customers

	Six Months Ended June 30, 2018
	As Reported	Adjustments due to ASC 606	Without new Revenue Standard

Total net revenue	$44,311	$(1,357)	$42,954

Total cost of revenue	21,651	(82)	21,569
Gross Profit	22,660	(1,275)	21,385

Operating Expenses:
Selling, general and administrative	39,122	484	39,606
Research and development	11,040	—	11,040
Amortization of acquisition-related assets	2,108	—	2,108
Total operating expenses	52,270	484	52,754

Loss from operations	(29,610)	(1,759)	(31,369)
Interest expense, net	(8,460)	—	(8,460)
Other income (expense), net	(1,154)	—	(1,154)
Loss from related party equity method investment	(6,206)	—	(6,206)
Loss from continuing operations before income taxes	(45,430)	(1,759)	(47,189)
(Benefit from) provision for income taxes	(1,651)	(239)	(1,890)
Net loss from continuing operations	(43,779)	(1,520)	(45,299)
Loss from discontinued operations, net of tax	(1,785)	—	(1,785)
Net Loss	$(45,564)	$(1,520)	$(47,084)

Net income (loss) per share:
Basic and diluted - common stock	$(0.42)	$(0.01)	$(0.43)

Weighted average shares outstanding:
Basic and diluted - common stock	108,851,348		108,851,348

NantHealth, Inc.
Supplemental Revenue Schedule
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Revenue:
Software-as-a-service related	$16,220	$14,946	$32,386	$29,743
Software and hardware related	$885	$3,279	$2,340	$3,877
Maintenance	2,388	3,468	4,835	5,487
Total software-related revenue	19,493	21,693	39,561	39,107
Sequencing and molecular analysis	924	450	1,764	960
Home health care services	1,630	1,371	2,986	2,551
Total net revenue	$22,047	$23,514	$44,311	$42,618

Cost of Revenue:
Software-as-a-service related	$5,741	$5,195	$12,342	$11,428
Software and hardware related	789	1,024	1,675	2,028
Maintenance	234	129	449	290
Amortization of developed technologies	1,293	1,142	2,466	2,885
Total software-related cost of revenue	8,057	7,490	16,932	16,631
Sequencing and molecular analysis	1,689	1,512	3,120	3,105
Home health care services	836	650	1,599	1,434
Total cost of revenue	$10,582	$9,652	$21,651	$21,170

NantHealth, Inc.
Non-GAAP Net Loss from Continuing Operations and
Non-GAAP Net Loss Per Share from Continuing Operations
(Dollars in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net loss from continuing operations	$(21,806)	$(57,696)	$(43,779)	$(85,822)
Adjustments to GAAP net loss:
Loss from related party equity method investment including impairment loss	2,945	38,885	6,206	43,411
Stock-based compensation expense from continuing operations	2,718	344	4,432	(314)
Corporate restructuring from continuing operations	—	1,392	—	1,589
Acquisition related sales incentive	425	671	570	1,334
Change in fair value of derivatives liability	(1)	(24)	(1)	(239)
Non-cash interest expense related to convertible notes	1,235	1,088	2,429	2,139
Intangible amortization from continuing operations	2,347	2,196	4,574	4,993
Securities litigation costs	749	—	823	—
Impairment of equity securities	1,750	—	1,750	—
Tax benefit resulting from certain non-cash tax items	(599)	—	(1,706)	—
Total adjustments to GAAP net loss from continuing operations	10,659	44,552	19,077	52,913
Net loss - Non-GAAP from continuing operations	$(11,147)	$(13,144)	$(24,702)	$(32,909)

Weighted average shares outstanding	109,120,438	121,756,108	108,851,348	121,687,454

Net loss per share from continuing operations - Non-GAAP	$(0.10)	$(0.11)	$(0.23)	$(0.27)

Reconciliation of Net Loss from Continuing Operations per Common Share to Net Loss per Common Share from Continuing Operations - Non-GAAP (Unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net loss from continuing operations	$(0.20)	$(0.48)	$(0.40)	$(0.71)
Adjustments to GAAP net loss per common share from continuing operations:
Loss from related party equity method investment including impairment loss	0.03	0.32	0.06	0.36
Stock-based compensation expense from continuing operations	0.02	—	0.04	—
Corporate restructuring from continuing operations	—	0.01	—	0.01
Acquisition related sales incentive	—	0.01	0.01	0.01
Change in fair value of derivatives liability	—	—	—	—
Non-cash interest expense related to convertible notes	0.01	0.01	0.02	0.02
Intangible amortization from continuing operations	0.02	0.02	0.03	0.04
Securities litigation costs	0.01	—	0.01	—
Impairment of equity securities	0.02	—	0.02	—
Tax benefit resulting from certain non-cash tax items	(0.01)	—	(0.02)	—
Total adjustments to GAAP net loss per common share from continuing operations	0.10	0.37	0.17	0.44
Net loss per common share from continuing operations - Non-GAAP	$(0.10)	$(0.11)	$(0.23)	$(0.27)